Exhibit 10.27

           FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     This Agreement, entered into and made effective as of May 2, 1994, by and between Enron International Inc. ("Company"), a Delaware corporation having its headquarters at 1400 Smith Street, Houston, Texas 77002, and Rodney L. Gray ("Employee"), an individual residing in Houston, Texas, is an amendment to that certain Employment Agreement between the parties entered into and made effective as of July 1, 1993 (the "Employment Agreement").

     WHEREAS, the parties desire to amend the Employment
Agreement as provided herein;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties agree as follows:

1. The Term of Employment as provided for in Exhibit A, is amended to provide that the Initial Term shall extend to and terminate on the last day of the month of December, 1997 or on any subsequent date as may be agreed upon in writing by Employee and Company.

2. In consideration hereof, Company hereby awards to Employee a grant of Two Hundred Thousand (200,000) stock options from the Enron Corp. 1991 Stock Plan effective May
2, 1994, which is attached hereto as Exhibit "A".

This Agreement is the first amendment to the Employment
Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment
Agreement shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


ENRON INTERNATIONAL INC.


By:  RICHARD D. KINDER
Name:  Richard D. Kinder
Title: President & COO of Enron Corp.



RODNEY L. GRAY
Rodney L. Gray